THIRD AMENDMENT TO THE
                         PRINCIPAL INVESTORS FUND, INC.
                             SUB-ADVISORY AGREEMENT

Agreement executed as of the 10th day of December, 2001, to amend the Sub-Advisory Agreement executed as of September 15, 2000 (and including any subsequent amendments thereafter) by and between Principal Management Corporation (hereinafter called the "Manager") and Principal Capital Income Investors, LLC (hereinafter called "PCII").

WHEREAS, in the Sub-Advisory Agreement, Manager retained PCII to furnish it with portfolio selection and related research and statistical services in connection with the investment advisory services which the Manager has agreed to provide to the Principal Investors Fund, Inc. (hereinafter called the "Fund"); and

WHEREAS, the Manager and PCII now wish to amend the Sub-Advisory Agreement;

NOW, THEREFORE, in consideration of the terms and conditions set forth hereinafter, the parties agree that effective January 1, 2002 Schedule A will read as follows:


                                   SCHEDULE A

Balanced (Fixed-Income Securities Only)................................0.100%
Bond & Mortgage Securities.............................................0.100%
Capital Preservation
      First $150 million...............................................0.250%
      Next $150 million................................................0.200%
      Next $100 million................................................0.150%
      Over $400 million................................................0.120%
Government Securities..................................................0.100%
High Quality Intermediate Term Bond....................................0.100%
High Quality Short-Term Bond...........................................0.075%
High Quality Long-Term Bond............................................0.100%
Money Market...........................................................0.075%


                                 Principal Management Corporation


                                 By:   /s/ A. S. Filean
                                    ---------------------------------------
                                     A. S. Filean


                                 Principal Capital Income Investors, LLC


                                 By:  /s/ Richard W. Hibbs
                                    ---------------------------------------
                                     Richard W. Hibbs